                                                                    Exhibit 99.1
                                                                             -5-


                            SERAGEN,INC.

                            BALANCE SHEET AND PRO FORMA BALANCE SHEET
                                     (DOLLARS IN THOUSANDS)
                                           (UNAUDITED)

                                                                                    Pro Forma
                                                        May 31, 1996  Adjustments  May 31, 1996
                                                        ------------  -----------  ------------
                  ASSETS
Current assets:
    Cash & cash equivalents                                $   4,758    $  2,300    $   7,058
    Restricted cash                                              435                      435
    Contract receivable                                          688                      688
    Unbilled contract receivable                                 828                      828
    Prepaid expenses and other current assets                    269                      269
                                                           ---------    --------    ---------

         Total current assets                                  6,978       2,300        9,278

Property and equipment, net                                    5,100                    5,100

Investment in affiliate                                        1,430                    1,430
Prepaid interest                                               3,095      (3,095)           0
Other assets                                                     517        (424)          93
                                                           ---------    --------    ---------
                                                           $  17,120   ($  1,219)   $  15,901
                                                           =========    ========    =========

LIABILITIES & STOCKHOLDER'S (DEFICIT) EQUITY

Current liabilities:
    Accounts payable                                             895                      895
    Current maturities of long-term debt                         195                      195
    Accrued commission payable                                   300                      300
    Accrued expenses                                           2,576                    2,576
                                                           ---------    --------    ---------

         Total current liabilities                             3,966                    3,966

Non-current liabilities:
    Long-term debt, less current maturities                   21,500     (21,500)           0
    Long-term obligation, less unamortized discount            3,727                    3,727
    Affiliate guarantee                                        2,076                    2,076
                                                           ---------    --------    ---------

         Total non-current liabilities                        27,303     (21,500)       5,803

Commitments and contingencies
Stockholders' (deficit) equity:
    Common & preferred stock $.01 par value                      166                      166
    Additional paid-in capital                               145,577      23,800      169,377
    Accumulated deficit                                     (159,825)     (3,519)    (163,344)
                                                           ---------    --------    ---------
                                                             (14,082)     20,281        6,199

    Less treasury stock                                          (67)                     (67)
                                                           ---------    --------    ---------
           Total stockholders' (deficit) equity              (14,149)     20,281        6,132
                                                           ---------    --------    ---------

    Total liabilities and stockholders' (deficit) equity   $  17,120   ($  1,219)   $  15,901
                                                           =========    ========    =========


Note:        The Pro Forma Balance Sheet as of May 31, 1996 reflects a transaction completed on
             July 1, 1996. In this transaction, the Company borrowed the remaining loan amounts under its $23.8 million lines of credit, and restructured its arrangement with the guarantors of this financing to release the Company from its liability to the banks involved. The lines of credit have been replaced with preferred stock convertible into common stock. The investors have also received common stock purchase warrants.
             The adjustments include a write-off of the costs of the previous bank financing and amortization of warrants issued in connection with the bank financing.


                             SERAGEN,INC.

                          INCOME STATEMENT AND PRO FORMA INCOME STATEMENT
                                       (DOLLARS IN THOUSANDS)
                                            (UNAUDITED)


                                                                                        Pro Forma
                                                     For the five                      for the five
                                                     months ended                      months ended
                                                     May 31, 1996      Adjustments     May 31,1996
                                                     ------------      -----------     -----------

Revenue
   Contract revenue and license fees                    $ 7,371                          $  7,371
Operating expenses;
   Cost of contract revenue                               2,271                             2,271
   Research and development                               5,960                             5,960
   General and administrative                             4,201              424            4,625
                                                        -------          -------         --------
                                                         12,432              424           12,856
                                                        -------          -------         --------
          Loss from operations                           (5,061)            (424)          (5,485)

Equity in loss of affiliate                               1,170                             1,170
Interest income                                              29                                29
Interest expense                                          1,350            3,095            4,445
                                                        -------          -------         --------

         Net loss                                      ($ 7,552)         ($3,519)        ($11,071)
                                                        =======          =======         ========